Exhibit 4.01

SUBSCRIPTION AGREEMENT

 SUBSCRIPTION AGREEMENT (this “Agreement”) dated as of  ___________, 2011,  and made as of the date set forth on the Signature Page hereof  between Paxton Energy , Inc. a Nevada  corporation (“Company”) and the undersigned, as identified on the “Signature Page” (the “Subscriber”).

W I T N E S S E T H:

WHEREAS, the Company is offering (the “Offering”) up to maximum of $2,550,000 principal amount of the Company’s Convertible Secured Debentures (“Notes”) and 17,000,000 of the Company’s five year Warrants at an exercise price of $.30 per share (the “Warrants”). As used herein: (i) “Securities” shall refer to the Notes and Warrants; (ii) the shares of common stock issuable upon exercise of such Warrants shall be referred to as the “Warrant Shares”; and (ii) the shares of common stock issuable upon conversion of the Notes shall be referred to as the “Note Shares”;

WHEREAS,  the Securities are being offered in units of $30,000 Principal Amount of Notes and 200,000 Warrants (“Units”) at a price of $30,000 per Unit;

WHEREAS, the Securities are being offered pursuant to exemptions from registration contained in Section 4(2) and Regulation D of the Securities Act of 1933 (the “Act”) only to persons who qualify as Accredited Investors.; and

WHEREAS, the Offering is to be conducted on a “best efforts” basis, subject to prior sale and the right of the Company to withdraw, cancel, or modify the offering and to reject any subscription, in whole or in part.  The offering may continue until 30 days from of the Offer unless the offering is extended by the Company for an additional 30 days; and
WHEREAS, the Subscriber desires to purchase the number of Securities set forth on the ‘Signature Page’ hereof on the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the promises and the mutual representations and covenants hereinafter set forth, the parties hereto do hereby agree as follows:

ARTICLE I
SUBSCRIPTION FOR SECURITIES AND TERMS OF SUBSCRIPTION

1.1           Subject to the terms and conditions hereinafter set forth, Subscriber hereby subscribes for and agrees to purchase from the Company, and the Company agrees to sell to Subscriber, the number of Units as is set forth upon the Signature Page hereof against payment made by personal or business check, wire or money order made payable to US Bank, referencing Account Number 146437000 in accordance with Exhibit A attached hereto. Payment of the total subscription price for the Units must accompany or precede this executed Subscription Agreement.

INSTRUCTIONS FOR DELIVERY OF THE EXECUTED SUBSCRIPTION AGREEMENT TO THE COMPANY AND FOR PAYMENT OF THE SUBSCRIPTION AMOUNT ARE SET FORTH IN EXHIBIT A ATTACHED HERETO.

In connection with the Subscription, the Subscriber hereby authorizes and directs the Company to deliver the Securities to be issued to the Subscriber pursuant to this Agreement to the address indicated on the Signature Page hereto.

1.2           The Company’s agreement with each Subscriber is a separate agreement and the sale of Shares to each Subscriber is a separate sale.

1.3           The Subscriber understands, acknowledges and agrees with the Company that this subscription may be rejected, in whole or in part, by the Company, in the sole and absolute discretion of the Company, at any time subscribed for by the Subscriber, notwithstanding prior receipt by the Subscriber of notice of acceptance of the Subscriber’s subscription. The Subscriber understands, acknowledges and agrees with the Company that, except as otherwise set forth herein, the subscription hereunder is irrevocable by the Subscriber, except as required by law, and, as such, the Subscriber is not entitled to cancel, terminate or revoke this Agreement or any agreements of the Subscriber hereunder.

1.4           The   Company may at any time terminate the Offering.

ARTICLE II
 REPRESENTATIONS BY SUBSCRIBER

In addition to the representations and warranties set forth in Article VI hereof and elsewhere in this Agreement, the Subscriber, represents, warrants and acknowledges to the Company that:

2.1           The Subscriber recognizes that (i) the purchase of the Securities involves a high degree of risk and is speculative, and only investors who can afford the loss of their entire investment should consider investing in the Company and the Securities; (ii) the Subscriber may not be able to liquidate its investment; (iii) the transferability of the Securities is extremely limited; and, (iv) in the event of a disposition of the Securities, the Subscriber could sustain the loss of its entire investment.

2.2           The Subscriber represents that the Subscriber is an “accredited investor”, as indicated by the Subscriber’s responses to the questions contained in Article VI.

2.3           The Subscriber hereby acknowledges that it has been furnished with, or has had an opportunity to acquire and carefully review, the “Offering Documents” consisting of the Company’s Disclosure Document (the “Disclosure Document’’) which incorporates the “SEC Reports” of the Company as defined therein, this Subscription Agreement (“Subscription Agreement”)  and the, Security Agreement, Collateral Agent Agreement, Note and Warrant and such other documents referred to in the Subscription Agreements and Disclosure Document all in the form approved by the parties. The Subscriber further represents and warrants that Subscriber is familiar with and understands the terms of the Offering, including the rights to which the Subscriber is entitled under this Agreement as well as the substantial risks relating to the investment hereby.

2.4           The Subscriber further represents that the Subscriber has been furnished by the Company during the course of this transaction with all information regarding the Company which the Subscriber, his, her or its investment advisor, attorney and/or accountant has requested or desired to know and has been afforded the opportunity to ask questions of and receive answers from duly authorized officers or other representatives of the Company concerning the Company and the terms and conditions of the Offering.

2.5           The Subscriber has relied primarily on his, her or its own investigation of the Company in making the Subscriber’s decision to invest in the Securities and has not relied upon any other representations or other information (whether oral or written) from the Company, or any agent, employee or affiliate of the Company or any other third party other than as set forth in the Offering Documents and the results of Subscriber’s own independent investigation. The Subscriber acknowledges and agrees that it shall not be entitled to seek any remedies with respect to the Offering from any party other than the Company.

2.6           The Subscriber represents that no Securities were offered or sold to it by means of any form of general solicitation or general advertising, and in connection therewith the Subscriber did not:  (A) receive or review any advertisement, article, notice or other communication published in a newspaper or magazine or similar media or broadcast over television or radio whether closed circuit, or generally available; or (B) attend any seminar meeting or industry investor conference whose attendees were invited by any general solicitation or general advertising.

 2.7           The Subscriber understands that the Securities have not been, and the Note Shares will not be, registered under the Act by reason of a claimed exemption under the provisions of the Act which depends, in part, upon the Subscriber’s investment intention. In this connection, the Subscriber hereby represents that the Subscriber is purchasing the Securities, and will acquire the Note Shares, for the Subscriber’s own account for investment purposes only and not with a view toward the resale or distribution to others and has no contract, undertaking, agreement or other arrangement, in existence or contemplated, to sell, pledge, assign or otherwise transfer the Securities or the Note Shares to any other person.

2.8           The Subscriber agrees that the Subscriber will not transfer the Securities or the Note Shares unless such transfer is subject to an effective registration statement under the Act and regulations thereunder, or pursuant to an exemption from the registration requirements of the Act.  Any such transfer may be subject the receipt of an opinion of counsel in a form and substance satisfactory to the Company to the effect that any proposed transfer or resale is in compliance with the act and any applicable state securities laws. The Subscriber consents to the placement of a legend on any certificate or other document evidencing the Securities and the Note Shares reflecting the foregoing restrictions. The Subscriber is aware that the Company will make a notation in its appropriate records with respect to the aforesaid restrictions on the transferability of the Securities and the Note Shares.  It is understood that, certificates evidencing the Securities may bear the following or any similar legend:
“The securities represented hereby may not be transferred unless (i) such securities have been registered for sale pursuant to the Securities Act of 1933, as amended, (ii) such securities may be sold pursuant to Rule 144, or (iii) the Company has received an opinion of counsel reasonably satisfactory to it that such transfer may lawfully be made without registration under the Securities Act of 1933 or qualification under applicable state securities laws.  Notwithstanding the foregoing, the securities may be pledged in connection with a bona fide margin account secured by the securities.”

2.9            The Subscriber agrees to supply the Company, within five (5) days after the Subscriber receives the request therefor from the Company, with such additional information concerning the Subscriber as the Company deems necessary or advisable.

2.10           The Subscriber understands, acknowledges and agrees with the Company that the Offering is intended to be exempt from registration under the Act by virtue of Section 4(2) of the Act and the provisions of Regulation D adopted under the Act, which is in part dependent upon the truth, completeness and accuracy of the statements made by the Subscriber and Subscriber will hold the Company harmless from all liability, damages, costs and expenses resulting from any breach thereof.

2.11           The Subscriber acknowledges that the information contained in the Offering Documents or otherwise made available to the Subscriber is confidential and non-public and agrees that all such information shall be kept in confidence by the Subscriber and will neither be used by the Subscriber for the Subscriber’s personal benefit (other than in connection with this Subscription) nor disclosed to any third party for any reason, notwithstanding that the Subscriber’s Subscription may not be accepted by the Company.

2.12           The Company is under no obligation to, and there can be no assurance that, the Company will receive or accept subscriptions for the aggregate number of Securities being offered by the Company pursuant to the Offering.

2.13           If the Subscriber is an entity, such Subscriber is a validly existing corporation, limited partnership or limited liability company and has all requisite corporate, partnership or limited liability company power and authority to invest in the Units pursuant to this Agreement.

2.14         The execution, delivery and performance by such Subscriber of the Transaction Documents to which such Subscriber is a party have been duly authorized and will each constitute the valid and legally binding obligation of such Subscriber, enforceable against such Subscriber in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally.

ARTICLE III
REPRESENTATIONS BY AND COVENANTS OF THE COMPANY

3.1           The Company hereby represents and warrants to the Subscriber that, (i) the Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and to sell and issue the Securities and perform its obligations with respect to the Agreement in accordance with the terms hereof and (ii) when executed and delivered by the Company, the Agreement will be duly executed and delivered by the Company.

3.2           Company agrees that as long as any of the Securities remain issued and outstanding, it will not consummate any consolidation, merger, sale, transfer or other disposition of assets or shares, including any form of share exchange, unless prior to, or simultaneously with, the consummation thereof,  the successor corporation resulting from such consolidation or merger (if other than the Company), or the corporation purchasing or otherwise acquiring the assets of the Company, agrees to assume the Company’s continuing obligations hereunder.

3.3           The Subscriber is entitled to the benefit of registration rights with respect to the Warrant Shares and Note Shares as set forth below:

(a)           As used in this Agreement, the following terms shall have the following meanings:

“Holders” shall mean the Subscriber, all other subscribers for the Securities, and any Person to whom the rights under Section 3.3 have been transferred in accordance with the provisions herein.

“Person” shall mean any person, individual, corporation, limited liability company, partnership, trust or other nongovernmental entity or any governmental agency, court, authority or other body (whether foreign, federal, state, local or otherwise).

The terms “register,” “registered” and “registration,” refer to the registration effected by preparing and filing a registration statement in compliance with the Act, and the declaration or ordering of the effectiveness of such registration statement.

“Registrable Securities” shall mean the Warrant Shares and Note Shares.

                                “Registration Expenses” shall mean all expenses incurred by the Company in complying with Section  3.3(b) hereof, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and expenses of counsel for the Company, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration.

“Registration Statement” shall mean any registration statement of the Company filed under the Act that covers the resale of any of the Registrable Securities pursuant to the provisions of this Agreement, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all material incorporated by reference in such Registration Statement.

“Selling Expenses” shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities and all fees and expenses of legal counsel for any Holder.

(b)           If, at any time the Company proposes to register under the Act, for its own account or the account of  others, any of its equity securities (other than on Form S-4 or Form S-8 or their then equivalents) and a Registration Statement covering the Registrable Securities is not then effective, the Company shall send to the Holders written notice of its intention to register such equity securities, and if, within 10 days after the date of such notice, a Holder shall so request in writing, the Company shall include in such registration all or any part of the applicable Registrable Securities such Holder requests to be registered. If an offering in connection with which the Holder is entitled to registration under this Section 3.3 b is an underwritten offering, then each Holder whose Registrable Securities are included in such registration statement shall, unless otherwise agreed by the Company, offer and sell such Registrable Securities in an underwritten offering using the same underwriter or underwriters and subject to the provisions of this Agreement, on the same terms and conditions as other shares, included in such underwritten offering.  The number of requests by the Holders permitted by this Section 3.3 (b) shall be unlimited.  Notwithstanding the foregoing, this Section 3.3(b) shall not apply in the event there is an effective Registration Statement of the Company, with a current prospectus available, providing for the resale of all of the Registrable Securities of the Holders, or if the Holder may sell all Holders’ Registrable Securities pursuant to Rule 144 promulgated under the Act or other exemption from the registration requirement under the Act. The Company shall keep such effective Registration Statement effective for one year (the “Registration Period”) which period shall be extended by the amount of time of any suspension or lockup pursuant to Sections 3.3(f) or 3.3(h) or otherwise.

(c)           The Company shall have the right to terminate or withdraw any registration contemplated under this Section 3.3(b) prior to the effectiveness of such registration, whether or not any Holder of Registrable Securities has elected to include securities in such registration.

(d)     The Holders shall have no right to take any action to restrain, enjoin or otherwise delay any registration statement filed by the Company as a result of any controversy that may arise with respect to the interpretation or implementation of this Agreement.

            (e)                      All Registration Expenses incurred in connection with any registration, qualification, exemption or compliance pursuant to Section 3.3(b) shall be borne by the Company.  All Selling Expenses relating to the sale of securities registered by or on behalf of Holders shall be borne by such Holders.

             (f)                      In the case of the registration, qualification, exemption or compliance effected by the Company pursuant to this Agreement, the Company shall, upon reasonable request, inform each Holder as to the status of such registration, qualification, exemption and compliance.  At its expense the Company shall:

(i)           use its best efforts to keep such registration, and any qualification, exemption or compliance under state or federal securities laws which the Company determines to obtain, continuously effective until the termination of the Registration Period; and

(ii)           advise the Holders as soon as practicable:

(A)   when such Registration Statement or any post-effective amendment thereto has become effective;

(B)            of (I) the issuance by the Commission of any stop order suspending the effectiveness of such Registration Statement or the initiation of any proceedings for such purpose; or (II) the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

(C)           of the happening of any event that requires the making of any changes in such Registration Statement or the prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the prospectus, in the light of the circumstances under which they were made) not misleading;

(iii)           make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement at the earliest possible time;

(iv)           furnish to each Holder, without charge, at least one copy of such Registration Statement and any post-effective amendment thereto, including financial statements and schedules;

(v)           during the applicable Registration Period, deliver to each Holder, without charge, as many copies of the prospectus included in such Registration Statement and any amendment or supplement thereto as such Holder may reasonably request; and the Company consents to the use, consistent with the provisions hereof, of the prospectus or any amendment or supplement thereto by each of the selling Holders of Registrable Securities in connection with the offering and sale of the Registrable Securities covered by the prospectus or any amendment or supplement thereto;

(vi)           prior to any public offering of Registrable Securities pursuant to any Registration Statement, register or qualify or obtain an exemption for offer and sale under the securities or blue sky laws of such jurisdictions as any such Holders reasonably request in writing, provided that the Company shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction, and do any and all other acts or things reasonably necessary or advisable to enable the offer and sale in such jurisdictions of the Registrable Securities covered by such Registration Statement;

(vii)           upon the occurrence of any event contemplated by Section 3.3 (f)(iii) above, the Company shall promptly prepare a post-effective amendment to such Registration Statement or a supplement to the related prospectus, or file any other required document so that, as thereafter promptly delivered to purchasers of the Registrable Securities included therein, the prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and

(viii)           use its best efforts to comply with all applicable rules and regulations of the SEC, and use its best efforts to make generally available to the Holders not later than 45 days (or 90 days if the fiscal quarter is the fourth fiscal quarter) after the end of its fiscal quarter in which the first anniversary date of the effective date of such Registration Statement occurs, an earnings statement satisfying the provisions of Section 11(a) of the Act.

(g)

(i)           To the extent permitted by law, the Company shall indemnify each Holder, each underwriter of the Registrable Securities and each person controlling such Holder within the meaning of Section 15 of the Act, including any officer, director or equityholder, with respect to which any registration, qualification or compliance has been effected pursuant to this Agreement, against all claims, losses, damages and liabilities (or action in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened (subject to the provisions herein) arising out of or based on the offering to which such registration statement or qualification relates, including but not limited to, any untrue statement (or alleged untrue statement) of a material fact contained in such Registration Statement, or any amendment or supplement thereof, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in light of the circumstances in which they were made, and will reimburse each Holder, each underwriter of the Registrable Securities and each person controlling such Holder, for reasonable legal and other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action as incurred; provided that the Company will not be liable in any such case to the extent that any untrue statement or omission or allegation thereof is made in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Holder and stated to be specifically for use in preparation of such Registration Statement, prospectus or offering circular; provided, further, that the Company will not be liable in any such case where the claim, loss, damage or liability arises out of or is related to the failure of the Holder to comply with the covenants and agreements contained in this Agreement respecting sales of Registrable Securities

(ii)           Each Holder will severally, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers, each underwriter of the Registrable Securities and each person who controls the Company within the meaning of Section 15 of the Act, against all claims, losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened (subject to provisions below), arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus or offering circular, or any amendment or supplement thereof, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in light of the circumstances in which they were made, and will reimburse the Company, such directors and officers, each underwriter of the Registrable Securities and each person controlling the Company for reasonable legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action as incurred, in each case to the extent, but only to the extent, that such untrue statement or omission or allegation thereof is made in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Holder and stated to be specifically for use in preparation of such registration statement, prospectus or offering circular; provided that the indemnity shall not apply to the extent that such claim, loss, damage or liability results from the fact that a current copy of the prospectus was not made available to the Holder and such current copy of the prospectus would have cured the defect giving rise to such loss, claim, damage or liability.  Notwithstanding the foregoing, in no event shall a Holder be liable for any such claims, losses, damages or liabilities in excess of the net proceeds received by such Holder in the offering, except in the event of fraud by such Holder.

(iii)           Each party entitled to indemnification under this Section 3.3(g) (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such Indemnified Party’s expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement, unless such failure is materially prejudicial to the Indemnifying Party in defending such claim or litigation.  An Indemnifying Party shall not be liable for any settlement of an action or claim affected without its written consent (which consent will not be unreasonably withheld).

(iv)           If the indemnification provided for in this Section 3.3.(g) is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party thereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations.  The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  Notwithstanding the foregoing, in no event shall a Holder be liable for any such claims, losses, damages or liabilities pursuant to this Section 3.3.(g)(iv) in excess of the net proceeds received by such Holder in the Offering, except in the event of fraud by such Holder.

(h)

(i)           Each Holder agrees that, upon receipt of any notice from the Company of the happening of any event requiring the preparation of a supplement or amendment to a prospectus relating to Registrable Securities so that, as thereafter delivered to the Holders, such prospectus shall not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, each Holder will forthwith discontinue disposition of Registrable Securities pursuant to a Registration  until its receipt of copies of the supplemented or amended prospectus from the Company, such prospectus to be forwarded promptly to the Holder by the Company, and, if so directed by the Company, each Holder shall deliver to the Company all copies, other than permanent file copies then in such Holder’s possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.

(ii)           Each Holder shall suspend, upon request of the Company, any disposition of Registrable Securities pursuant to a registration statement contemplated by either of Section 3.3(b) during any period, not to exceed one 45-day period within any one 12-month period, when the Company determines in good faith that offers and sales pursuant thereto should not be made by reason of the presence of material undisclosed circumstances or developments with respect to which the disclosure that would be required in such a prospectus is premature, would have an adverse effect on the Company or is otherwise inadvisable.

(iii)           As a condition to the inclusion of its Registrable Securities, each Holder shall furnish to the Company such information regarding such Holder and the distribution proposed by such Holder as the Company may reasonably request in writing or as shall be required in connection with any registration, qualification or compliance referred to in this Section 3.3.
(iv)           Each Holder hereby covenants with the Company not to make any sale of the Registrable Securities without effectively causing the prospectus delivery requirements under the Act to be satisfied.

(v)           Each Holder acknowledges and agrees that the Registrable Securities sold pursuant to a Registration Statement described in this Section 3.3 are not transferable on the books of the Company unless the stock certificate submitted to the transfer agent evidencing such Registrable Securities is accompanied by a certificate reasonably satisfactory to the Company to the effect that (i) the Registrable Securities have been sold in accordance with such Registration Statement and (ii) the requirement of delivering a current prospectus has been satisfied.

(vi)           Each Holder agrees not to take any action with respect to any distribution deemed to be made pursuant to a Registration Statement which would constitute a violation of Regulation M under the Exchange Act or any other applicable rule, regulation or law.

(vii)           At the end of the period during which the Company is obligated to keep a Registration Statement current and effective as described above, the Holders of Registrable Securities included in such Registration Statement shall discontinue sales of shares pursuant to such Registration Statement upon receipt of notice from the Company of its intention to remove from registration the shares covered by such Registration Statement which remain unsold, and such Holders shall notify the Company of the number of shares registered which remain unsold immediately upon receipt of such notice from the Company.

(i)             INTENTIONALLY DELETED.

(j)           The rights to cause the Company to register Registrable Securities granted to the Holders by the Company under this Section 3.3 may be assigned in full by a Holder in connection with a transfer by such Holder of its Registrable Securities, provided, however, that (i) such transfer may otherwise be effected in accordance with applicable securities laws; (ii) such Holder gives  prior written notice to the Company; and (iii) such transferee agrees to comply with the terms and provisions of this Agreement, and such transfer is otherwise in compliance with this Agreement.  Except as specifically permitted by this Section 3.3(j), the rights of a Holder with respect to Registrable Securities as set out herein shall not be transferable to any other Person, and any attempted transfer shall cause all rights of such Holder therein to be forfeited.

(k)           With the written consent of the Company and the Holders holding at least a majority of the Registrable Securities that are then outstanding, any provision of this Section 3.3 may be waived (either generally or in a particular instance, either retroactively or prospectively and either for a specified period of time or indefinitely) or amended.  Upon the effectuation of each such waiver or amendment, the Company shall promptly give written notice thereof to the Holders, if any, who have not previously received notice thereof or consented to any such waiver or amendment

ARTICLE IV
CONDITIONS TO OBLIGATIONS OF THE COMPANY

4.1           The Company's obligation to sell and issue the Units at the closing is subject to the fulfillment to the Company’s satisfaction, on or prior to the closing date, of the following conditions, any of which may be waived by the Company:

(a)           The representations and warranties made by each Subscriber herein shall be true and correct in all material respects when made, and shall be true and correct in all material respects on the closing date with the same force and effect as if they had been made on and as of said date.  The Subscriber shall have performed in all material respects all obligations and covenants herein required to be performed prior to the Closing Date.

(b)           The Subscriber shall have delivered its purchase price to the Escrow Agent.

(c)           The Subscriber shall have delivered the executed Security Agreement to the Company.

 (d)           The Subscriber shall have delivered the executed Collateral Agent Agreement to the Company.

ARTICLE  V
MISCELLANEOUS

5.1           Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) one business day following the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified below, (b) one business day, if sent by overnight courier service, or (c) three business days following the date of mailing with the United States Postal Service  by registered or certified mail, return receipt requested.  The addresses for such notices and communications are those set forth below, or such other address as may be designated in writing hereafter, in the same manner, by such person.

If to the Company:

Charles Volk
Chairman & CEO
Paxton Energy, Inc.
Lake Village Professional Building
295 Highway 50, Suite 2
Zephyr Cove, NV 89448-1148

With a copy to:

Richard A. Friedman, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, New York 10006

If to a Subscriber:

At the address specified on the Signature Page hereof.

5.2           Except as otherwise provided herein this Agreement shall not be changed, modified or amended except by a writing signed by the parties to be charged, and this Agreement may not be discharged except by performance in accordance with its terms or by a writing signed by the party to be charged.

5.3           This Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective heirs, legal representatives, successors and assigns.  This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter hereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them.  The Subscriber may not assign its rights and/or obligations under this Agreement without the express written consent of Company or as otherwise provided for herein.

5.4           This Agreement will be deemed to have been made and delivered in Colorado and will be governed as to validity, interpretation, construction, effect and in all other respects by the internal laws of the State of New York.  Any lawsuit, action or proceeding arising out of or relating to this Agreement shall be instituted exclusively in the courts of New York  or in the United States District Courts located in such state.  Each of the Company and the Subscriber (i) waives any objection to the venue of any such suit, action or proceeding and the right to assert that such forum is not a convenient forum for such suit, action or proceeding, and (ii) irrevocably consents to the jurisdiction of the courts of New York  in any such suit, action or proceeding.  ANY SUIT OR OTHER JUDICIAL PROCEEDING RELATING TO THIS SUBSCRIPTION AGREEMENT OR ANY DISPUTE HEREUNDER OR WITH RESPECT HERETO SHALL BE HEARD BEFORE THE RELEVANT COURT WITHOUT A JURY, AND ALL OF THE PARTIES WAIVE THEIR RESPECTIVE RIGHTS TO TRIAL BY JURY.  Subscriber hereby waives any and all claims for and right to seek recovery of consequential, punitive and exemplary damages (including, but not limited to, claims for lost profits) in any action against the Company, its directors, officers, employees, consultants and/or agents.

5.5           The holding of any provision of this Agreement to be invalid or unenforceable by a court of competent jurisdiction shall not affect any other provision of this Agreement, which shall remain in full force and effect.  If any provision of this Agreement shall be declared by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced in whole or in part, such provision shall be interpreted so as to remain enforceable to the maximum extent permissible consistent with applicable law and the remaining conditions and provisions or portions thereof shall nevertheless remain in full force and effect and enforceable to the extent they are valid, legal and enforceable, and no provisions shall be deemed dependent upon any other covenant or provision unless so expressed herein.

5.6           It is agreed that a waiver by either party of a breach of any provision of this Agreement shall not operate, or be construed, as a waiver of any subsequent breach by that same party.

5.7           The parties agree to execute and deliver all such further documents, agreements and instruments and take such other and further action as may be necessary or appropriate to carry out the purposes and intent of this Agreement.

5.8           This Agreement may be executed in two or more counterparts each of which shall be deemed an original, but all of which shall together constitute one and the same instrument.

5.9           The Subscriber agrees not to issue any public statement with respect to the Subscriber’s investment or proposed investment in the Company or the terms of any agreement or covenant between them and the Company without the Company’s prior written consent, except such disclosures as may be required under applicable law or under any applicable order, rule or regulation.

5.10           The Subscriber represents and warrants that it has not engaged, consented to nor authorized any broker, finder or intermediary to act on its behalf, directly or indirectly, as a broker, finder or intermediary in connection with the transactions contemplated by this Agreement.  The Subscriber hereby agrees to indemnify and hold harmless the Company from and against all fees, commissions or other payments, or otherwise claims, owing/due to any such person or firm acting on behalf of the Subscriber hereunder.

5.11           Nothing in this Agreement shall create or be deemed to create any rights in any person or entity not a party to this Agreement.

ARTICLE VI
CONFIDENTIAL INVESTOR QUESTIONNAIRE FOR SUBSCRIBER

6.1           (a)           Each person who desires to invest in Company, purchasing Seurities pursuant to this Agreement and the Offering, must carefully and accurately complete this Article VI.  The purpose of this questionnaire is to allow the Company to make a reasonable determination as to whether each prospective investor is qualified under applicable securities laws to purchase Securities and/or invest monies. Completion and/or receipt of this questionnaire does not constitute an offer to sell or a solicitation of an offer to buy a security.

(b)           This Offering has not been registered under the Act or the securities laws of any states, and will be offered and sold in reliance upon applicable exemptions from the registration requirements of those laws. The Company is relying on exemptions from registration provided by Section 4(2) under the Act and Rule 506 of Regulation D adopted under the Act as amended. Rule 506 exempts from registration certain private placements of securities made to an unlimited number of accredited investors as defined under the Act, as amended.  Under Rule 506, the Company and those acting on its behalf must satisfy certain stringent conditions if the exemption from registration is to be made available. One such condition is that before accepting monies from an investor pursuant to an offering, the Company must have reasonable grounds to believe, and must actually believe, after making reasonable inquiry, that the investor is an ‘accredited investor’.

(c)           Please note that answers in Article Vi will be kept strictly confidential. By completing the questionnaire and signing on the Signature Page, however, Subscriber Agrees that the Company may present this questionnaire to such parties or state/federal regulatory agencies that have a legal right to see it.

6.2           The Subscriber represents and warrants that Subscriber comes within one of the categories marked below, and that for any category marked, Subscriber has truthfully set forth, where applicable, the factual basis or reason the Subscriber comes within that category.  ALL INFORMATION IN RESPONSE TO THIS SECTION WILL BE KEPT STRICTLY CONFIDENTIAL except as otherwise required by law.  The undersigned agrees to furnish any additional information which the Company deems necessary in order to verify the answers set forth below.

Category A ___	The undersigned is an individual (not a partnership, corporation, etc.), whose individual net worth, or joint net worth with his or her spouse, presently exceeds $1,000,000.00.

Explanation.  In calculating net worth the net equity in your personal residence should be excluded. However, mortgage indebtedness against your principal residence which is more than the value of your principal residence must be deducted in calculating net worth.

Category B ___
The undersigned is an individual (not a partnership, corporation, etc.) who had an income in excess of $200,000.00 in each of the two most recent years, or joint income with his or her spouse in excess of $300,000.00 in each of those years (in each case including foreign income, tax exempt income and full amount of capital gains and losses but excluding any income of other family members and any unrealized capital appreciation) and has a reasonable expectation of reaching the same income level in the current year.

Category C ___	The undersigned is a director or executive officer of the Company which is issuing and selling the Securities.

Category D ___
The undersigned is a bank; a savings and loan association; insurance company; registered investment company; registered business development company; licensed small business investment company (“SBIC”); or employee benefit plan within the meaning of Title 1 of ERISA and (a) the investment decision is made by a plan fiduciary which is either a bank, savings and loan association, insurance company or registered investment advisor, or (b) the plan has total assets in excess of $5,000,000.00 or (c) is a self directed plan with investment decisions made solely by persons that are accredited investors. (describe entity) ______________________________________________________.

Category E ___
The undersigned is a ‘private business development company’ as defined in section 202(a) (22) of the Investment Advisors Act of 1940 (“Act”). (describe entity) ______________________________________________________.

Category F ___
The undersigned is either a corporation, partnership, Massachusetts business trust, or non-profit organization within the meaning of Section 501(c)(3) of the Internal Revenue Code, in each case not formed for the specific purpose of acquiring the Securities and with total assets in excess of $5,000,000.00.  (describe entity) _____________________________________________________.

Category G ___
The undersigned is a trust with total assets in excess of $5,000,000.00, not formed for the specific purpose of acquiring the Securities, where the purchase is directed by a “sophisticated investor“ as defined in Regulation 506(b)(2)(ii) under the Act.

Category H ___
The undersigned is an entity (other than a trust) in which all of the equity owners are “accredited investors” within one or more of the above categories.  If relying upon this Category alone, each equity owner must complete a separate copy of this Agreement.  (describe entity)_______________________________________________ .

Category I ___	The undersigned is not within any of the categories above and is therefore not an “accredited investor”.

The Subscriber agrees to notify the Company at any time on or prior to the purchase of the Securities in the event that the representations and warranties in this Agreement shall cease to be true, accurate and complete.

 6.3           Manner in which title to the Securities is to be held:  (Circle One)
(a)	Individual Ownership
(b)	Community Property
(c)	Joint Tenant with Right of
Survivorship (both parties must sign)
(d)	*Partnership
(e)	Tenants in Common
(f)	*Company
(g)	*Trust
(h)	*Other _________________________ .

* If the subscribed Securities are for an entity, please complete the attached Certificate of Signatory.

 6.4           Are you affiliated or associated with an NASD member firm (please check one):

Yes _________	No __________
If Yes, please describe:
_________________________________________________________
_________________________________________________________

6.5           The Subscriber is informed of the significance to the Company of the foregoing representations and answers contained in the ‘Confidential Investor Questionnaire For Subscriber’ under Article VI and represents and warrants that such answers: (i) are accurate and complete in all respects; (ii) may be relied upon by Company in determining whether the Offering and sale of Securities and/or Securities is exempt from registration under Rule 506 of Regulation D of the Act or other applicable exemptions, and complies with applicable state securities laws; and, (iii) may be relied upon by Company in determining whether Subscriber is an ‘accredited investor’ within the meaning of Rule 501 of Regulation D of the Act.

6.6           (a)         The Subscriber represents and warrants that the Subscriber and, if the Subscriber is an organization, each owner holding 10% or more of the Subscriber’s equity, each senior management official of the Subscriber (director or executive officer or similar official), and each affiliate of the Subscriber, is not included on either of the following lists (the “Prohibited Lists”): (i) the Office of Foreign Assets Control list of foreign nations, organizations and individuals subject to economic and trade sanctions, based on U.S. foreign policy and national security goals (found at http://www.treas.gov/ofac/) and (ii) Executive Order 13224, which sets forth a list of individuals and groups with whom U.S. persons are prohibited from doing business because such person have been identified as terrorists or person who support terrorism (found at http://www.treasury.gov/offices/enforcement/ofac/programs/terror/terror.pdf).

(b)           The Subscriber represents and warrants that the Subscriber is not a Senior Foreign Political Figure. A Senior Foreign Political Figure is defined as a senior government, legislative, judicial or military official of a foreign government (whether elected or not), a senior official of a major foreign political party, or a senior executive of a foreign government-owned enterprise.  In addition, a Senior Foreign Political Figure includes any corporation, business or other entity that has been formed by or for the benefit of a Senior Foreign Political Figure and includes an immediate family member (parents, siblings, spouse, children and in-laws) or a close associate (a person widely and publicly known internationally to maintain an unusually close relationship with the official, including a person in a position to conduct substantial domestic and international financial transactions on behalf of the official) of the Senior Foreign Political Figure.

(c)           The Subscriber represents and warrants that the funds invested by the Subscriber are not directly or indirectly derived from any activities that may contravene federal, state or international laws or regulations, including anti-money laundering laws and the Office of Foreign Assets Control regulations.

(d)           The Subscriber represents and warrants that the Subscriber is not, and in its transactions with the Company the Subscriber will not employ the services of, a bank (i) with no physical presence in any country, (ii) operating under a license that prohibits it from conducting a banking business with the citizens of the licensing country or in the currency of that country, or (iii) operating under a license issued by a country included on the list of Non-Cooperative Countries and Territories issued by the Financial Action Task Force on Money Laundering.

           (e)           The Subscriber acknowledges and agrees that any dividends or other monies paid to the Subscriber will be paid only to an account in the Subscriber’s name, unless the Company in its sole discretion agrees otherwise.  The Subscriber acknowledges and agrees, further, that, due to changing anti-money laundering rules and requirements, the Company may require additional information about the Subscriber before paying dividends or other monies to the Subscriber and that the Subscriber may encounter delays in such payments if such information is not promptly submitted.

[signature page follows]

SIGNATURE PAGE

Subscriber hereby executes this Agreement and pursuant to Section 1.1 of Subscription Agreement, Subscriber hereby subscribes for purchase of the number of Securities indicated below at the purchase price set forth.

_________________________ X    $30,000           = _________________
Number of Units Subscribed for        Purchase Price     Total Purchase Price

Dated:  _______________ , 2011.

By: __________________________	By: ___________________________
Signature	Signature (if purchasing jointly)

_____________________________	______________________________
Name Typed or Printed	Name Typed or Printed

_____________________________	______________________________
Entity Name

_____________________________	______________________________
Address	Address

_____________________________	______________________________
City, State and Zip Code	City, State and Zip Code

_____________________________	______________________________
Telephone	Telephone

_____________________________	______________________________
Facsimile	Facsimile

_____________________________	______________________________
EIN Tax ID # or Social Security #	EIN Tax ID # or Social Security #

Name in which Securities should be issued/held: ________________________________

COMPANY ACCEPTANCE

This Subscription Agreement is agreed to and accepted as of ______________,  2011.

 Paxton Energy, Inc.

 By:________________________________
    Charles Volk, CEO

Pursuant to Section 5.3
Company/Partnership/Trust/Other

CERTIFICATE OF SIGNATORY

(To be completed if Securities are being subscribed for by an Entity)

I,________________, am the______________ of ____________________ (the “Entity”). I certify that I am empowered and duly authorized by the Entity to execute and carry out the terms of the Subscription Agreement and to purchase and hold the Securities, and certify further that the Subscription Agreement has been duly and validly executed on behalf of the Entity and constitutes a legal and binding obligation of the Entity.

IN WITNESS WHEREOF, I have set my hand this ____ day of __________, 2011.

By:
(Signature)

EXHIBIT A

PAYMENT AND MAILING INSTRUCTIONS

PAXTON ENERGY, INC.  SUBSCRIPTION AGREEMENT

Instructions for Mailing Subscription Agreement
The fully executed Subscription Agreement, Security Agreement and Collateral Agent Agreement should be delivered by the Subscriber to the Company at the following address:

Paxton Energy Inc
c/o Buckman, Buckman & Reid, Inc.
174 Patterson Avenue
Shrewsbury, NJ 07702
ATTN: Jack Buckman
Phone: 800-531-0303
Fax: 732-530-2937

Instructions for Payment of Subscription Amount

The Total Subscription Price must accompany or precede the executed Subscription Agreement and shall be payable either by check or wire transfer.

Wire Transfers for payment of subscriptions shall be sent to:

Bank: US Bank
60 Livingston Avenue,
St. Paul, MN 55107
ABA Number: 091000022
Account Name: U.S. Bank Trust
Account Number: 180121167365
For Further Credit to Account Number: 146437000
Att: Amy 651 495-3996

Checks for payment of subscriptions shall be sent to:

(Via Overnight/Courier) USB Operations Center Lockbox Services - CM 9705 1200 Energy Park Drive (ENER0106) St. Paul, MN 55108 (Ref: acct# 146437000 on check)	(Via First Class Mail) U.S. Bank Corporate Trust CM-9705 P.O. Box 70870 St. Paul, MN 55170-9705 (Ref: acct # 146437000 on check)